                                                                    Exhibit 99.1

This Statement on Form 3 is filed jointly by Perception Capital Partners LLC,
Northern Pacific Group, L.P., Scott Honour and Marcy Haymaker. The principal business address of each of these reporting persons is 315 Lake Street East,
Suite 301, Wayzata, MN 55391

Name of Designated Filer: Perception Capital Partners II LLC
Date of Event Requiring Statement: October 27, 2021
Issuer Name and Ticker or Trading Symbol:
Perception Capital Corp. II (Nasdaq: PCCT)

PERCEPTION CAPITAL PARTNERS II LLC

By:    /s/ Scott Honour
       --------------------------------------
Name:  Scott Honour
Title: Authorized Signatory

PERCEPTION CAPITAL PARTNERS LLC

By:    /s/ Scott Honour
       --------------------------------------
Name:  Scott Honour
Title: President

NORTHERN PACIFIC GROUP, L.P.

By:    /s/ Scott Honour
       --------------------------------------
Name:  Scott Honour
Title: Authorized Signatory

       /s/ Scott Honour
       Scott Honour

       /s/ Marcy Haymaker
       Marcy Haymaker